Exhibit 99.1

STOCK PURCHASE AND SALE AGREEMENT
STOCK PURCHASE AND SALE AGREEMENT dated September __ , 2006, by and among the shareholders of All Staffing, Inc. a Tennessee corporation (“Sellers”) and Dalrada Financial Services Inc., a Delaware corporation (“Purchaser”).

PRELIMINARY STATEMENT

Sellers (Exhibit 1) owns all of the issued and outstanding shares of capital stock (“Shares”) of All Staffing, Inc., a Tennessee corporation (the “Company”) which includes all of the assets owned or leased by the Company and used in the business of the Company including, but not limited to Subsidiaries, including Garber Group, LTD, an insurance agency, listed in Exhibit 1.A., Client lists, Vendor lists, Computer lists and/or programs and the unaudited financial statements as of 6-30-06 of the Company, a copy of which is attached hereto as Exhibit 1. B, and, on the terms and conditions set forth in this Agreement, Seller desires to sell the Shares and Purchaser desires to purchase the Shares.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Sale and Purchase

Sale and Purchase of the Shares

. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants contained herein, Seller hereby sells, transfers, assigns and delivers to Purchaser all of the outstanding stock of the company and it’s subsidiaries (Exhibit 1.1) for the following:
1.1.1 Purchaser shall deliver to sellers (i) a four year warrant to purchase 450,000 post reverse shares at an exercise price of 110% of market price at closing, and (ii) five hundred thousand ($500,000.00), (in the aggregate, the “Purchase Price”) payable by Purchaser in accordance with the terms set forth in Section 1.2. The number of shares shall not exceed 9.9% of the post reverse shares outstanding.
Payments

. On the date hereof, Seller shall deliver to Purchaser or its designees the certificates evidencing the Shares of the Company and all of it’s subsidiaries endorsed in blank or accompanied by separate stock powers duly executed in blank and Purchasers shall:
Purchaser to pay $250,000 in cash at closing and $250,000 in cash upon completion of the audit of All Staffing, Inc. The money is to be wired to an account previously designed by Seller at the completion of the audit;

Execute and deliver to Sellers Employment and non-competition Agreements in the forms attached hereto as Exhibit 1.2.2;

1.2.3 Purchaser will guarantee the aggregate value of the original warrants at $3 million at 36 months after closing, using the weighted average price as reported by Bloomberg L.P. for the principal market for the 90 day prior to the end of the 36 month period,. Guarantee is effective for the above 36 month period after which the guarantee expires; or the guarantee expires within thirty (30) days after any 90 day consecutive period prior to the end of the 36 month period in which the weighted average shares equate to $3 million in value or $6.66 per share ($3,000,000/450,000 shares). The exercise of any or all of the warrants prior to the expiration of the guarantee reduces the guarantee amount para per su. At the Purchaser’s option, the guarantee can be satisfied by the issuance of additional stock to bring the market value of the block of shares (un-exercised shares + new issue) to $3 million less the exercised shares times $6.66 per share; or cash = $3,000,000 less the exercised shares times $6.66 per share. This section is subject to the restriction in Section 1.2.5.1.

1.2.4 Longview Fund, the lien holder of all Dalrada assets, has agreed to subordinate its position in the ownership of All Staffing , Inc. , a wholly owned subsidiary of Dalrada, to the Sellers for the effective period of the guarantee described in Section 1.2.3. All Staffing will be granted a security interest in the Guarantee. The guarantee agreement shall be delivered to the Sellers at closing.

1.2.5 Material undisclosed liabilities, which aggregate in excess of $500K except for the liabilities described in Section 1.2.5.1, as the result of the audit of Sellers’ 2004 and 2005 financial statements and the auditor’s review of Sellers’ March 31, 2006 and June 30, 2006 interim financial statements , will result in one of the following: 1) the guarantee aggregate amount of $3 million reduces at a rate of $2 for each $1 of liability increase; 2) renegotiation purchase price; or 3) at buyers option terminate the transaction or at Seller’s option upon the return of all moneys advanced by Purchaser.

1.2.5.1 Seller has represented that the following liabilities and contingent liabilities should be settled without any cash cost to All Staffing, Inc: federal and state statutory interest and penalties from inception to closing (currently estimated at $1.7 million; convertible notes payable to Old Guard of $500,000 plus interest; and medical claims associated with the failure of Nassau Insurance to pay claims incurred by All Staffing client employees (estimated at $1.3 million). For the liabilities discussed above, Sellers shall have the right to negotiate settlements for the liabilities and contingent liabilities with approval from Purchaser’s CEO or may pay or settle such liabilities from their own funds. Should All Staffing Inc., after the closing, incur any cash cost or stock settlement cost after any insurance reimbursement in settlement of the above liabilities for the benefit of All Staffing Inc. during the existence of the guarantee described in Section 1.2.4, the guarantee price shall be reduced dollar for dollar in the amount of incurred settlement cost. All Staffing will not exercise any warrants until the earlier of the resolution of such contingent liabilities or the three year period has expired.

1.2.6 Lease and rental agreements for the present facilities occupied by All Staffing Inc., will be put in place by the closing date.

Transfer Taxes. All transfer, documentary, sales, use, registration and other similar Taxes and related fees (including any penalties, interest and additions to Tax) (“Transfer Taxes”), if any, arising out of or incurred in connection with this Agreement shall be payable by Sellers. The party that is legally required to file a Tax Return relating to Transfer Taxes shall be responsible for preparing and timely filing such Tax Return. Purchaser and Sellers shall have the right to review and comment on each such Tax Return and no such Tax Return will be filed without the prior written consent of both Purchasers and Seller, which consent shall not be unreasonably withheld or delayed.

ARTICLE 2. Representations and Warranties of Seller
. Seller represents and warrants to Purchaser as follows:

Section 2.1. Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to carry on its business as it is now being conducted. A true and correct copy of:

   2.1.1. its Certificate of Incorporation and all amendments thereto to date certified by the Secretary of State of the State of Tennessee, and

   2.1.2. its Bylaws as now in effect, will be delivered by Seller to the Purchaser prior to the Closing Date. The Corporation's minute books will be made available to the Purchaser and its representatives at any reasonable time or times prior to the Closing for inspection and will be complete and correct as of the date of any such inspection.

Section 2.2 Capitalization. The authorized capital stock of the Corporation consists of 10,000 shares of $0.0 par value common stock of which 150 shares are issued and outstanding. All of the Shares have been duly authorized, validly issued and outstanding and are fully paid and non-assessable. Sellers are the lawful record and beneficial owner of the Shares. (see Exhibit 1). Any outstanding warrants or options will be deemed exercised or cancelled and not part of the capital structure, except as otherwise provided in this agreement (see Exhibit 2.3).

  Section 2.3. Restrictions on Stock.

2.3.1. Except as related to Convertible Subordinated Debenture Agreement of June 1998, which is being litigated (see Exhibit 2.6), neither the Corporation nor Seller is a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

2.3.2. Seller is the lawful owner of all outstanding Corporation's Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

2.3.3. . Except as related to Convertible Subordinated Debenture Agreement of June 1998, which is being litigated (see Exhibit 2.6), there are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the capital stock of the Corporation, nor are there any securities convertible into such stock.

Section 2.4. Subsidiaries. The Corporation has no subsidiaries (except as listed in Exhibit 1.1).

Section 2.5. Authority Relative to this Agreement. Except as otherwise stated herein, the Seller has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the Seller to make this Agreement valid and binding upon Seller and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Seller will not :

i. constitute a breach or a violation of the Corporation's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

ii. constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

iii. result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

Section 2.6. Financial Statements. Seller has submitted to the Purchaser the following All Staffing, Inc’s., consolidated financial statements for the periods ending December 31, 2004, December 31, 2005 and the quarters ending March 31, 2006 and June 30, 2006, which do not include the financials for Garber Group, LTD, such financials will be provided on or before closing. Seller is furnishing financial statements of the Corporation as an inducement to Purchaser to purchase the Corporation's Stock and accordingly, Seller warrants and represents the financial operating history or condition of the Corporation as indicated by the financial statements turned over to Purchaser. Moreover, Seller warrants and represents that at closing the Corporation and the Corporation's Stock will not be subject to any liability save and except those specifically enumerated in Exhibit "2.6" attached hereto and made a part hereof.

To the extent that income tax liabilities are discovered by Purchaser after Closing which relate to events prior to Closing, such corporate income taxes shall be included for purposes of determining the aggregate increase in all liabilities in excess of $500,000 as provided in Section 1.2.5. Seller shall be responsible to forthwith pay such tax liabilities, in cash within fifteen (15) days thereof, or alternatively, if Seller objects to such liabilities in good faith, litigate the issue and indemnify and save harmless Purchaser from any claim for such liability. This indemnification as it relates to income tax liabilities of the Corporation shall terminate on the tenth (10th) day after the expiration of the applicable period of limitations on assessments and collections applicable to such taxes under the Internal Revenue Code. Moreover, the aforementioned indemnity shall not apply to any tax liability, which may occur by reason of actions taken by the Purchaser including, but not limited to, the liquidation of the Corporation.

Seller agrees to have an audit of All Staffing, Inc., by an auditing firm that is certified by the PCOB and the SEC. Such audit is to be completed within 60 days after closing. Such auditing fees incurred will be paid by Dalrada Financial Corporation.

Seller also agrees to either reclass the balance in “Shareholders Notes Receivable” to investment in subsidiaries or write such balance off prior to the audit.

Section 2.7. Tax Matters. The Corporation has timely prepared and filed all federal, state and local tax returns and reports as are and have been required to be filed and all taxes shown thereon to be due have been paid in full.

Sellers shall indemnify and hold harmless the Buyers from and against any liability for Taxes for which the company is liable under the Pre-Closing Period.

Pre-Closing Period. Sellers shall be liable for, and shall hold Buyer harmless for, any Taxes for all Tax Periods or portions thereof ending on or before the Closing Date.

"Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other tax of any kind (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing. The parties acknowledge that All Staffing has initiated a sales tax appeal with the Commonwealth of Pennsylvania the outcome of which is not determinable at this time. Any credit for sales taxes paid in error belongs to All Staffing. Any amounts determined to be due, including penalties, will be absorbed by Dalrada Financial Corporation.

Section 2.8. Litigation. Except as listed in Exhibit 2.6, the Corporation is not a party to any litigation, proceeding or administrative investigation and to the best knowledge of the Seller none is pending against the Corporation or its properties.

Section 2.9. Properties. The Corporation has good and merchantable title to all of its properties and assets that are being delivered to Dalrada. At closing, such properties and assets that are subject to mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, secured or unsecured have been acknowledged and addressed by the Company.

Section 2.10. Compliance with Applicable Laws. None of the Corporation's actions are prohibited by or have violated or will violate any law in effect on the date of this Agreement or on the date of closing. None of the actions of the Corporation shall conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock of the Corporation, or upon any of the assets of the Corporation, under the provisions of the Certificate of Incorporation or Bylaws or any indenture, mortgage, lease, loan agreement or other agreement to which the Corporation and/or the Seller is a party or by which the capital stock or properties and assets of the Corporation are bound to effect it.

The Corporation is in compliance with all applicable laws, including, but not limited to, corporate laws, zoning regulations, restaurant and beverage laws and regulations, if applicable, city, and/or county and state occupational laws and regulations, internal revenue laws, and any and all other laws which may effect the operation or liability of the Purchasers herein.

Section 2.11. Documents for Review. The parties acknowledge that all information requested has been submitted and reviewed.

2.11.1 The Sellers are aware of the Company’s business plans and have received, reviewed, and considered information fully covering all matters they deem relevant to make a decision to enter into this agreement, and have been given the opportunity to make any further inquiries they desires of other personnel of the Company concerning its past or prospective financial condition, operations and prospects;

2.11.2 The Sellers understand that their shares of the Company are speculative. They further represent that they (a) are a sophisticated investor; (b) has sufficient knowledge and expertise in financial and business matters, investment securities and private placements to evaluate the merits and risks of the transactions contemplated by this Agreement; (c) has made its own inquiry and investigation into the Company and its financial condition, results of operation and prospects; (d) has been granted full access to the books, records, financial statements and management of the Company and has had the opportunity to question and receive answers from representatives of the Company and Seller with regard to the business of the Company and the purchase of the Shares; and (e) is acquiring the Shares for investment and not with a view toward any resale or distribution thereof, except in compliance with applicable law.

2.11.3  The Sellers must hold the Shares they will receive hereunder indefinitely unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

2.11.4 The Sellers agree that no disposition or assignment of the Shares or any part without the consent of the Commissioner of Corporations of the governing jurisdictions, if required by law, and (ii) either pursuant to an effective Registration Statement under the 1933 Act or an exemption from Registration under the 1933 Act after receipt by the Company of an unqualified opinion (obtained at Seller’s cost) of recognized securities counsel acceptable to the Company, such opinion to be acceptable in form and substance to the Company and its counsel and that registration of the securities proposed to be disposed off is not required under the 1933 Act;

2.11.5 Upon execution of this Agreement, the Sellers will, if deemed necessary in the opinion of counsel for the Company, reaffirm any or all of the representations made in Subsections 2.11.1 through 2.11.4 above.

2.11.6 All certificates representing the Shares the Sellers will receive and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend, of other similar capital event shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE TRANSFERRED ONLY IF THE COMPANY IS SATISFIED THAT NO VIOLATION OF SUCH ACT IS INVOLVED”

ARTICLE 3 Representations and Warranties of the Purchasers., jointly and severally, represent and warrant to Seller as follows:
Section 3.1 Organization and Qualification . Purchaser is a corporation that is duly incorporated, validly existing and in good standing under the laws of Delaware. Purchaser has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
Section 3.2 Authorization and Validity of Agreements . Purchaser has the power and authority to execute and deliver this Agreement, the Note, the Security Agreement, the Financing Statements and all other agreements specified in or contemplated by this Agreement to be executed and to perform their respective obligations hereunder. This Agreement and all other agreements specified in or contemplated by this Agreement have been duly authorized and approved by all required corporate action and executed and delivered by Purchaser and constitute the valid and binding obligations of each of Purchaser enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, securities or other laws or policies relating to or affecting creditors’ rights or the enforcement of indemnification obligations or by general principles of equity.
Section 3.3 Due Diligence Completed. Purchaser has satisfactorily completed a careful review of the Company and its business, assets and liabilities and they do not require any further due diligence review of the Company or its business, assets or liabilities.

Section 3.4 Purchase for Investment. Purchaser (a) is a sophisticated investor; (b) has sufficient knowledge and expertise in financial and business matters, investment securities and private placements to evaluate the merits and risks of the transactions contemplated by this Agreement; (c) has made its own inquiry and investigation into the Company and its financial condition, results of operation and prospects; (d) has been granted full access to the books, records, financial statements and management of the Company and has had the opportunity to question and receive answers from representatives of the Company and Seller with regard to the business of the Company and the purchase of the Shares; and (e) is acquiring the Shares for investment and not with a view toward any resale or distribution thereof, except in compliance with applicable law.

ARTICLE 4 Covenants. The parties hereto further agree as follows:
Section 4.1 Publicity. Neither Sellers nor Purchaser shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other with a written copy of the text of such release or statement and obtaining the consent of the other respecting such release or statement (which consent shall not be unreasonably withheld or delayed).
Section 4.2 Appointment of new directors. Concurrent with the close, Stan Costello and Al Sebia ,as the only existing directors, will be retained and three Dalrada Financial Corporation’s nominees (Exhibit 4.2.1) which will be appointed to All Staffing’s Board and will be named at the time of closing.
Section 4.3 Intercompany Payables and Receivables:. Effective the date hereof, all amounts currently owed by the Company to any officer, director, shareholder, employee or Affiliate of the Company (“Related Parties”) net of any amount then owed by such persons to the Company shall be assumed by Seller (or, as to net amounts owed to Seller, cancelled) and in all events deemed a capital contribution by Seller to the Company and any net amount then owed by any such person to the Company shall be forgiven by the Company.
Section 4.4 Seller’s Covenants.

      4.4.1  Acknowledgements. Sellers acknowledge that the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of Purchaser and that Purchaser would not purchase the Shares but for such agreements and covenants. Seller shall cause its respective Affiliates to comply with the restrictions contained in this Section 4.4.

    4.4.2   Seller’s Covenant. Sellers agree that until the fifth anniversary of the date hereof (the “Restricted Period”), neither Sellers nor any of their Affiliates will, directly or indirectly, provide related services to third parties (other than the Company) without the express written permission of Purchaser.

                  4.4.3 Seller’s Specific Performance. If there is any breach or threatened breach of any of the provisions in this Article 4.4, Purchaser shall have the right to obtain specific enforcement and performance of such provisions by any court of competent jurisdiction, it being agreed that any such breach or threatened breach would cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser. Such right shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser under law or in equity. The provisions hereof shall be construed as a separate covenant covering competition in each of the separate countries, states, counties, cities or other jurisdictions in which Purchaser has been engaged in business and, to the extent that it shall be judicially determined to be illegal or unenforceable in any such countries, states, counties, cities or other jurisdictions hereof will be valid and enforceable in those jurisdictions and for those periods of time in which such provisions are valid and enforceable. The period of time during which each Seller and their Affiliates is prohibited from engaging in certain activities pursuant to this Section 4.7 shall be extended by the length of time during which Sellers or any of its Affiliates is in breach of the terms of this Section 4.4.

        4.4.4   Seller’s Cooperation
. Seller shall, and they shall cause the Company and its employees to, cooperate fully with Purchaser in order to enable Purchaser to enforce any and all rights of indemnity which Purchaser may be entitled to enforce against third parties, and, in connection therewith, Seller shall, upon the request of Purchaser, provide Purchaser and its representatives, including third party insurers, with full access at all reasonable times to the books, records and documents of the Company which have been transferred to Seller and to the employees of the Company and others to enable Purchaser to enforce its right of indemnity against third parties.

Section 4.5 Accounts Receivable Financing:  Purchaser will use best efforts to arrange for up to $1,000,000 in accounts receivable financing not to exceed 45 days after closing to replace existing $1,000,000 facility.

Section 4.6 All Staffing 401K contributions will continue as it currently exits.

Section 4.7 Board Approval. Anything to the contrary notwithstanding in the Company’s Articles of Incorporation or Bylaws, the Company agrees that the approval of not less than seventy-five percent (75%) of the directors is required for the expenditure of more than $50,000 for a single or related purpose.

ARTICLE 5. General Provisions.
Section 5.1 Entire Agreement. This Agreement, including the schedules and exhibits hereto, together with the Security Agreement, Note and Financing Statements (which are hereby incorporated by reference and made a part hereof), supersedes all other prior agreements, understandings, representations and warranties, oral or written, between the parties hereto with respect of the subject matter hereof.
Section 5.2 Expenses. Except as otherwise specifically provided herein, whether or not the transactions contemplated herein are consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement.
Section 5.3 Further Assurances. From time to time prior to, at and after the date hereof, each party hereto will execute all such instruments and take all such actions as the other, being advised by counsel, shall reasonably request (and which it is reasonably within their respective powers to accomplish), in connection with the carrying out and effectuating of the intent and purposes hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the date hereof, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.
Section 5.4 Notices. Any notice or other communication required or permitted under this Agreement by any party to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand; (b) three days after the date of deposit in the mails, if mailed by certified or registered mail, postage prepaid, return receipt requested; (c) the next business day, if sent by a prepaid overnight courier service; or (d) when sent, if sent by facsimile transmission with a confirmation copy sent by first class mail on the date of fax transmission, and in each case addressed as follows:
If to Purchaser:

c/o Dalrada Financial Services Corporation
9449 Balboa Avenue
Suite 210
San Diego, CA 92123
Attn: Brian Bonar
Telecopier: 858-277-5379

with a copy to:
Naccarato & Associates
18301 Von Karman Avenue, Suite 430
Irvine, CA 92612
Telecopier: 949-861-9262

If to Seller:
All Staffing, Inc.
100 West Ridge Street
PO Box 219
Lansford, PA 18232

with a copy to:

Stanley J. Costello Jr.
645 East Bertsch Street
Lansford, PA 18232
and
Alfonso J. Sebia
305 Mill Road
Lehighton, PA 18235

or to such other address or to such other person as any party hereto shall have last designated by notice to another party in accordance with the provisions of this Section 8.4.

Section 5.5 Assignment
        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 5.6 Counterparts
        This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.
Section 5.7 Governing Law
        This Agreement shall be construed, performed and enforced in accordance with the laws of the State of California.
Section 5.8 Consent to Jurisdiction; Waiver of Jury Right
        Each party to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of a court sitting in Los Angeles County, California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such court), and further agrees that service of any process, summons, notice or document in accordance with the Notice provisions herein shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereby irrevocably and unconditionally waives to the fullest extent of permitted by applicable law, (a) any and all rights to trial by jury and (b) any objections such party may now or hereafter may have to the laying of venue, of any such action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby.
Section 5.9 Headings
        The article and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.
Section 5.10 Severability
        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.

Seller:

ALL STAFFING, INC. (Shareholder 1)
/s/ Stanley J. Costello Jr.
By:
Name: Stanley J. Costello Jr.
Title: President

ALL STAFFING, INC. (Shareholder 2)
/s/ Alfonso J. Sebia
By:
Name: Alfonso J. Sebia
Title: Vice President

Purchaser:
DALRADA FINANCIAL CORPORATION
/s/ B. Bonar
By:
Name: Brian Bonar
       Title: CEO